UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2026, Generation Income Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), the operating partnership of Generation Income Properties, Inc. (the “Company”), entered into the Seventh Amendment (the “Seventh Amendment”) to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), pursuant to which the Company, as the general partner of the Operating Partnership, amended and restated in its entirety Exhibit F to the Partnership Agreement which sets forth the designation of the Series A Redeemable Preferred Units (the “Series A Preferred Units”), which are held by JCWC Funding, LLC (the “Holder”) in order to modify the redemption terms, introduce extension period mechanics, and update the protective provision applicable to the Series A Preferred Units. The Holder acknowledged and agreed to the Seventh Amendment.

Pursuant to the Seventh Amendment, beginning on June 27, 2026, each of the Holder and the Operating Partnership will have the right to cause the Operating Partnership to redeem the Series A Preferred Units for cash at an escalating redemption price equal to $5.00 plus $0.075 multiplied by the number of full years elapsed since the original issuance date of June 27, 2024, per Series A Preferred Unit, subject to the terms of the Seventh Amendment relating to distributions in connection with a redemption (the “Applicable Redemption Price”). To exercise its redemption right, the Holder must deliver notice to the General Partner no later than 180 days prior to the expiration of the then-current term or extension period. The Operating Partnership may (with the prior written consent of the Holder) satisfy the redemption price through the issuance of a number of shares of common stock of the Company equal to the number of Series A Preferred Units being redeemed multiplied by 1.03, plus any accrued but unpaid distributions. If the Operating Partnership fails to declare and pay distributions on the Series A Preferred Units for a period of three consecutive months, the Holder may exercise its redemption right within the 30-day period following such failure at the then-applicable Applicable Redemption Price, without regard to the 180-day notice requirement. Following expiration of the initial term on June 27, 2026, the designation will automatically extend for up to three successive one-year extension periods ending no later than June 27, 2029, unless the Holder has timely delivered a notice of redemption. In addition, the Seventh Amendment provides that, prior to June 27, 2029, the Operating Partnership may not issue any Senior Preferred Units without the written consent or affirmative vote of the Requisite Holders (as defined in the Seventh Amendment).

The foregoing description of the Seventh Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Seventh Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Seventh Amendment to the Amended and Restated Limited Partnership Agreement of Generation Income Properties, L.P., dated as of April 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	April 22, 2026	By:	/s/ David Sobelman
David Sobelman Chief Executive Officer